SECOND AMENDMENT TO LEASE

	AGREEMENT (this "Agreement") made as of the 5th day of November, 2007 by and between REP A10 LLC, a Delaware limited liability company having its principal office at 225 Broadhollow Road, Melville, New York 11747 (hereinafter called "Landlord"), and SCIENTIFIC INDUSTRIES, INC., a Delaware corporation having an office at 70 Orville Drive, Bohemia, New York 11788 (hereinafter called "Tenant").

                               RECITALS

	WHEREAS, AIP Associates, predecessor-in-interest to Landlord and Tenant entered into an Agreement of Lease dated as of October __, 1989 (the "Original Lease") for the lease of 25,000 square feet of space (the "demise Premises" or "Premises") in the building located at 70 Orville Drive, Bohemia, New York (the "Building");

	WHEREAS, Tenant, by written notice to Landlord dated as of December 16, 1998, exercised its option pursuant to Article 38 of the Lease, to extend the term of the Lease to and including December 31, 2004;

	WHEREAS, Landlord and Tenant have entered into a First Amendment of Lease dated as of September 1, 2004 (the "First Amendment"), whereby, among other things, the term of the Lease was extended to and including January 31, 2010;

	WHEREAS, Tenant, by written notice to Landlord dated as of October 26, 2007, has exercised its option pursuant to Article 38 of the Lease (as replaced pursuant to Section 2.7 of the First Amendment (, to extend the term of the Lease to and including January 31, 2015 (the "Extended Expiration Date"); and

	WHEREAS, Landlord and Tenant desire to confirm Tenant's exercise of its renewal option by entering into this Agreement.

	NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties agree as follows:

                                ARTICLE I
                               Definitions

1.1	The recitals are specifically incorporated into the body of this
Agreement and shall be binding upon the parties hereto.
1.2	Unless expressly set forth to the contrary and except as modified by this Agreement, all capitalized or defined terms shall have the meanings ascribed to them in the Lease.
1.3	The term "Lease", as used herein, shall mean and refer to the Original
Lease, as modified and amended by the First Amendment.

                             ARTICLE II
                        Lease Modifications

Effective as of the date hereof, the Lease is and shall be modified and amended as follows:

2.1	Term.  Article I of the Lease, as previously modified and amended by
Section 2.1 of the First Amendment, is hereby further modified and amended to provide that the term of the Lease is extended to and including the Extended Expiration Date, unless sooner terminated pursuant to any of the provisions of the Lease. All references made in the Lease to the "Expiration Date" or otherwise to the date upon which the term of the Lease expires shall mean and refer to the Extended Expiration Date.
2.2	Rent.  Article 3 of the Lease, as previously modified and amended by
Section 2.2 of the First Amendment, is hereby further modified and amended as follows:

2.2.1	From the date hereof to and including January 31, 2010, Rent shall be payable in accordance with the provisions of Article 38 of the Lease, as modified and amended by Section 2.2.2 of the First Amendment.
2.2.2	From February 1, 2010 to and including the Extended Expiration Date,
Rent shall be payable as follows:

From February 1, 2010 to and including January 31, 2011, the Rent shall be $205,310.16, payable in equal monthly installments of $17,109.18.

From February 1, 2011 to and including January 31, 2012, the Rent shall be $213,522.60, payable in equal monthly installments of $17,793.55

From February 1, 2012 to and including January 31, 2013, the Rent shall be $222,063.48, payable in equal monthly installments of $18,505.29.

From February 1, 2013 to and including January 31, 2014, the Rent shall be $230,946.00, payable in equal monthly installments of $19,245.50.

From February 1, 2014 to and including January 31, 2015, the Rent shall be $240,183.84, payable in equal monthly installments of $20,015.32.

2.3	Landlord Alterations.

2.3.1	Tenant hereby acknowledges that all work which was required to be performed by Landlord under the Lease has been performed. Except for Landlord's HVAC Work and Tenant's HVAC Work (as such terms are hereinafter defined), Tenant accepts the Demised Premises in its current "as is" condition and acknowledges that Landlord shall not be obligated to perform any work or make any installations or incur any expense in order to prepare the Demised Premises for Tenant's continued occupancy.
2.3.2	Tenant shall, at Tenant's cost and expense, replace the heating, ventilating and air-conditioning units currently servicing the office areas of the Demised Premises with comparable unties ("Tenant's HVAC Work"). Tenant's HVAC Work shall be performed in a good workmanlike manner, in compliance with all applicable laws and in compliance with the provisions of Article 9 of the Lease, as amended by Section 2.4 of the First Amendment.
2.3.3	Landlord shall, at Landlord's cost and expense, replace the heating, ventilating and air-conditioning units currently servicing the warehouse areas of the Demised Premises with comparable units ("Landlord's HVAC
Work"). Landlord's HVAC Work shall be performed in a good workmanlike manner, in compliance with all applicable laws. Tenant hereby acknowledges that Landlord's HVAC Work shall be performed while Tenant is occupying the Demised Premises. Tenant hereby acknowledges and agrees that Landlord shall not be liable for any inconvenience to Tenant or for interference with Tenant's business or use of the Demised Premises during the performance of Landlord's HVAC Work.
Tenant and its employees, invitees, agents and contractors may use the Demised Premises during the performance of Landlord's HVAC Work at their own risk, and Landlord shall not be responsible for injury or damage to property occasioned by the performance of Landlord's HVAC work unless same is due to Landlord's negligence or willful misconduct.

                           ARTICLE III
                              Broker

3.1	Landlord and Tenant each represents to the other that this Agreement was not brought about by any broker and all negotiations with respect to this Agreement were conducted exclusively between Landlord and Tenant. Landlord and Tenant agree that if any claim is made for commissions by any broker through or on account of any acts of a party, such party will hold the other party free and harmless from any and all liabilities and expenses in connection therewith, including such other party's reasonable attorney's fees and disbursements.

                          ARTICLE IV
                         Ratification

4.1	Tenant represents and warrants that the Lease is presently in full force and effect, that no event of default has occurred on the part of Landlord and that Tenant has no defense or right of offset in connection with Landlord's performance under the Lease to this date.
4.2	The parties hereby ratify and confirm all of the terms, covenants and conditions of the Lease, except to the extent that those terms, covenants and conditions are amended, modified or varied by this Agreement. If there is a conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control.
4.3	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and/or assigns.
IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the day and year first above written.

				REP A10 LLC
				By:  Rechler Equity I LLC, its managing member
				By:  Rechler Equity MM I LLC, its managing member
				By:  Rechler Equity LLC, its managing member

				By:  /s/  Mitchell Rechler
				Name:
				Title:

				SCIENTIFIC INDUSTRIES, INC.

				By:  /s/ Helena R. Santos
				Name:  Helena Santos
				Title:  President